UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2009

Interstate Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia	22203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 387-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Merger Agreement

Interstate Hotels & Resorts, Inc., a Delaware corporation (the “Company”), announced today that the Company and Interstate Operating Company, L.P., a Delaware limited partnership of which the Company is the general partner (the “Operating Partnership”), have entered into an Agreement and Plan of Merger, dated as of December 18, 2009 (the “Merger Agreement”), with Hotel Acquisition Company, LLC, a Delaware limited liability company (“Parent”), HAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and HAC Merger Partnership, L.P., a Delaware limited partnership and a subsidiary of Merger Sub (“Merger Partnership”, and together with Parent and Merger Sub, the “Purchaser Parties”). Parent is a joint venture owned and controlled by affiliates of Thayer Lodging Group and Shanghai Jin Jiang International Hotels (Group) Company Limited.

The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of Merger Sub with and into the Company with the Company being the surviving company (the “Company Merger”), and the merger of Merger Partnership with and into the Operating Partnership with the Operating Partnership being the surviving partnership (the “Partnership Merger” and together with the Company Merger, the “Mergers”).

Pursuant to the Merger Agreement, at the effective time of the Mergers, each outstanding share of common stock of the Company, other than any shares owned by the Company or its subsidiaries or the Purchaser Parties, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, and each outstanding Class A unit of limited partnership interest in the Operating Partnership, other than any limited partnership interests owned by the Company, will be cancelled and will be converted automatically into the right to receive $2.25 in cash, without interest.

Under the Merger Agreement, the Company is subject to a “no-shop” restriction on its ability to solicit offers or proposals relating to a takeover proposal or to provide information to or engage in discussions or negotiations with third parties regarding a takeover proposal. The no-shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written takeover proposal in certain circumstances.

The Merger Agreement contains certain termination rights for both the Company and the Purchaser Parties. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to $3.0 million. In addition to the termination fee, upon termination under specified circumstances, the Company will also be required to reimburse Parent for certain out-of-pocket costs and expenses in an amount up to $1.5 million or $3.5 million, depending on the circumstances.

Upon the completion of the transaction contemplated by the Merger Agreement, $205,580,000 in principal amount of the existing indebtedness of the Company and the Operating Partnership will remain outstanding in accordance with the terms of the amendments described in more detail below.  In addition, Parent has obtained equity financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the equity commitments, together with a capital contribution made to Parent prior to execution of the Merger Agreement, will be sufficient to provide funds to Parent in the amount necessary to make all payments required by the Merger Agreement. The equity commitment letters will terminate automatically and immediately upon any termination of the Merger Agreement. In addition, affiliates of Parent have executed limited guarantees in favor of the Company and the Operating Partnership to guarantee, subject to the limitations described therein, the satisfaction of all payment obligations of the Purchaser Parties under the Merger Agreement.

Stockholders of the Company will be asked to vote on the proposed transactions at a special meeting that will be held on a date to be announced. The Mergers are conditioned on, among other things, the adoption of the Merger Agreement by the stockholders of the Company. Availability of financing for the Mergers is not a condition to the Purchaser Parties’ obligations to close.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Coliseum Capital Management, LLC (together with certain of its affiliates), Thomas Hewitt, Leslie Ng, Bruce Riggins, Christopher Bennett and Samuel Knighton, who collectively own approximately 17% of the Company’s common stock, have agreed with Parent to vote in favor of the Mergers and the adoption of the Merger Agreement, subject to the limitations set forth in the voting agreements between such persons and Parent.

The Board of Directors of the Company (the “Board of Directors”) unanimously approved the Merger Agreement. Barclays Capital (“Barclays”) serves as the financial advisor to the Board of Directors. On December 18, 2009, Barclays delivered a written opinion to the Board of Directors that, as of the date of the opinion and subject to the limitations contained therein, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Company Merger is fair to such stockholders.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Operating Partnership, the Purchaser Parties or any of their respective affiliates or businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Operating Partnership, the Purchaser Parties or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure schedule that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, the Operating Partnership, the Purchaser Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Credit Agreement Amendment

On December 18, 2009, the Company and the Operating Partnership entered into an amendment (the “Credit Agreement Amendment”) to the First Amended and Restated Senior Secured Credit Agreement, dated as of July 10, 2009 (the “Credit Agreement”), among the Operating Partnership, as borrower, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as sole lead arranger and sole book runner and various lenders thereunder (collectively, the “Lenders”), pursuant to which the Lenders have agreed (i) to consent to the Mergers, (ii) to waive compliance by the Operating Partnership with a covenant in the Credit Agreement (the “EBITDA Covenant”) requiring a minimum level of EBITDA from the Company’s hotel management business for the fourth quarter of 2009 and, (iii) effective upon the Mergers, (a) to waive compliance with the EBITDA Covenant for calendar year 2010 and reduce such covenant thereafter, (b) to reduce the debt service coverage ratio that the Company is required to maintain under the Credit Agreement and (c) to modify certain other non-financial covenants in the Credit Agreement.

In consideration of the Lenders entering into the Credit Agreement Amendment, the Operating Partnership has agreed to make a principal payment of $20 million upon closing of the Mergers (the “Principal Reduction”) to be applied against the term loan under the Credit Agreement, and Parent has agreed to contribute at least $12 million to the Operating Partnership within one year of the closing of the Mergers to be used for new investment, capital expenditures and working capital.

Under the Credit Agreement Amendment, the Company will pay a fee to consenting lenders equal to .25% of the loan balance as of the date of the Credit Agreement Amendment (the "MBE Amendment Fee") and a total fee to consenting lenders of up to 1% of the loan balance as of the closing of the Mergers (crediting the MBE Amendment Fee against the total fee).

The foregoing description of the Credit Agreement Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

Columbia Loan Amendment

On December 18, 2009, Interstate Columbia SPE, LLC, a wholly-owned subsidiary of the Company (the “Columbia Subsidiary”), entered into an amendment (the “Columbia Loan Amendment”) to the Loan Agreement, dated as of May 1, 2008 (the “Columbia Loan Agreement”), between the Columbia Subsidiary and Calyon New York Branch and various other lenders (collectively, the “Columbia Lenders”), the indebtedness under which is secured by the Company’s Columbia Sheraton Hotel. Pursuant to the Columbia Loan Amendment, the Columbia Lenders have agreed (i) to consent to the Mergers, (ii) to waive, for the fourth quarter of 2009, the Columbia Subsidiary’s compliance with a covenant in the Columbia Loan Agreement (the “DSCR Covenant”) requiring a minimum level of debt service coverage from the operations of the Columbia Subsidiary’s property and (c) effective upon the closing of the Mergers, to waive the DSCR Covenant for 2010 and modify it thereafter.

In consideration of the Columbia Lenders entering into the Columbia Loan Amendment, the Columbia Subsidiary has agreed to (i) make a principal prepayment of $5 million upon closing of the Mergers, to be applied to the principal amount under the Columbia Loan Agreement and (ii) increase the interest rate payable thereunder by 150 basis points. The Columbia Amendment requires the Columbia Subsidiary to pay to the Columbia Lenders a fee of $50,000 upon signing of the Columbia Amendment and an additional fee of $50,000 upon the closing of the Mergers.

The foregoing description of the Columbia Loan Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Columbia Loan Amendment, which is filed as Exhibit 2.3 hereto, and is incorporated herein by reference.

Important Additional Information will be Filed with the SEC:

In connection with the proposed transaction, Interstate intends to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERSTATE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final proxy statement will be mailed to Interstate shareholders.

Investors and security holders will be able to obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Christopher L. Bennett, Secretary, at Interstate Hotels & Resorts, Inc., 4501 N. Fairfax Drive, Arlington, Virginia 22203, or by visiting Interstate’s website, where Interstate makes available filings with the SEC as soon as reasonably practicable after they are electronically filed with the SEC.

The Company and its directors, executive officers and certain other members of Interstate management may be deemed to be participants in the solicitation of proxies from Interstate stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement to be filed with the SEC. In addition, information about Interstate’s directors, executive officers and members of management is contained in Interstate’s most recent proxy statement and annual report on Form 10-K, which are available on Interstate’s website and at www.sec.gov.

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 18, 2009, the Company and Computershare Trust Company, N.A., as Rights Agent, entered into the First Amendment (the “First Amendment”) to the Tax Benefit Preservation Plan, dated as of September 24, 2009 (the “Plan”). The First Amendment was entered into in order to ensure that the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, do not trigger the distribution and/or exercise of the rights or any adverse event under the Plan. The First Amendment provides, among other things, (i) that none of the Purchaser Parties or any of their respective affiliates or associates shall be deemed an Acquiring Person (as defined in the Plan) as a result of, among other things, the approval, execution or delivery of the Merger Agreement, any amendments thereto, the Company Merger or the other transactions contemplated by the Merger Agreement, (ii) that no Stock Acquisition Date (as defined in the Plan) or Distribution Date (as defined in the Plan) will occur or be deemed to occur as a result of, among other things, the approval, execution or delivery of the Merger Agreement, any amendments thereto, the Company Merger or the other transactions contemplated by the Merger Agreement and (iii) for an exception from certain other requirements under the Plan for the execution and delivery of the Merger Agreement, any amendments thereto, the Company Merger or the other transactions contemplated by the Merger Agreement.

The foregoing descriptions of the First Amendment and the Plan do not purport to be complete and are qualified in their respective entireties by reference to the full text of the First Amendment, which is attached as Exhibit 4.1 hereto, and incorporated herein by reference, and the Plan, which is attached as Exhibit 4.1 to the Form 8-K filed on September 24, 2009, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 18, 2009 the Company issued a press release announcing the execution of the Merger Agreement, which is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Mergers and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of December 18, 2009, by and among the Interstate Hotels & Resorts, Inc., Interstate Operating Company, L.P., Hotel Acquisition Company, LLC, HAC Merger Sub, Inc. and HAC Merger Partnership, L.P.

4.1

First Amendment, dated as of December 18, 2009, to Tax Benefit Preservation Plan, dated as of September 24, 2009, between Interstate Hotels & Resorts, Inc. and Computershare Trust Company, N.A. as Rights Agent.

10.1

First Amendment to First Amended and Restated Senior Secured Credit Agreement, dated as of December 18, 2009, among Interstate Operating Company, LP, the Guarantors party thereto, Bank of America, N.A. and the Lenders party thereto.

10.2

Amendment to Loan Agreement, dated as of December 18, 2009, among Interstate Columbia SPE, LLC, as Borrower, the Lenders Party thereto from time to time, as Lenders, and Calyon New York Branch, as Agent for Lenders.

99.1	Press Release, dated December 18, 2009 of Interstate Hotels & Resorts, Inc., announcing the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE HOTELS & RESORTS, INC.
BY:	/s/ Christopher L. Bennett Christopher L. Bennett Executive Vice President, Secretary and General Counsel

Date: December 18, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of December 18, 2009, by and among Interstate Hotels & Resorts, Inc., Interstate Operating Company, L.P., Hotel Acquisition Company, LLC, HAC Merger Sub, Inc. and HAC Merger Partnership, L.P.

4.1

First Amendment, dated as of December 18, 2009, to Tax Benefit Preservation Plan, dated as of September 24, 2009, between Interstate Hotels & Resorts, Inc. and Computershare Trust Company, N.A. as Rights Agent.

10.1

First Amendment to First Amended and Restated Senior Secured Credit Agreement, dated as of December 18, 2009, among Interstate Operating Company, LP, the Guarantors party thereto, Bank of America, N.A. and the Lenders party thereto.

10.2

Amendment to Loan Agreement, dated as of December 18, 2009, among Interstate Columbia SPE, LLC, as Borrower, the Lenders Party thereto from time to time, as Lenders, and Calyon New York Branch, as Agent for Lenders.

99.1	Press Release, dated December 18, 2009, of Interstate Hotels & Resorts, Inc., announcing the Agreement and Plan of Merger.